EXHIBIT 10.37

LEASE AMENDMENT NO. 7

This Lease Amendment made and entered into this 12th day of December 2012, by and between Whitesell Enterprises, hereinafter referred to as (“Landlord”) and American Bio Medica Corporation, hereinafter referred to as (“Tenant”);

WHEREAS, Landlord leased to Tenant that certain premises known as Units 3, 4 and 6, 603 Heron Drive, Bridgeport, New Jersey, consisting of 14,406 square feet, (the “Premises”) pursuant to a Multi-Tenant Industrial Lease dated July 7, 1999; subsequently amended by Lease Amendment No. 1 dated August 17, 1999, Lease Amendment No, 2 dated May 23, 2001, Lease Amendment No. 3 dated August 20, 2002, Lease Amendment No. 4 dated October 9, 2006, Lease Amendment No. 5 dated January 19, 2007 and Lease Amendment No 6 dated December 1, 2011, (the “Lease”) the terms and conditions being more particularly described therein; and

WHEREAS, Landlord and Tenant wish to amend the Lease;

NOW THEREFORE, in consideration of the sum of One Dollar ($1.00), the promises and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant intending to be legally bound, hereby agree to amend the Lease as follows:

1.          The term of the existing lease shall be renewed for one year commencing January 1, 2013 and expiring December 31, 2013

2.          The Base Rent for this renewal term shall be calculated at the rate of $6.25 per square foot net, $90,037.50 for the year, $7,503.13 per month.

Except as modified by this Lease Amendment, all other terms and conditions of the original Lease shall remain in full force and effect.

LANDLORD: WHITESELL ENTERPRISES

By: Whitesell Construction Co., Inc. Authorized Agent

By:	/S/ Thomas J. Heitzman
Thomas J. Heitzman, Executive Vice President

TENANT: AMERICAN BIO MEDICA CORPORATION

By:	/S/ Melissa A. Waterhouse
EVP, CCO, SEC